UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2003

Commission file number: 000-31667

MFC DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	13-3579974 (I.R.S. Employer Identification No.)

271 North Avenue, Suite 520

New Rochelle, NY 10801

(Address of principal executive offices)

(914) 636-3432

(Telephone number)

Item 5. Other Events

Letter of Intent

As noted in the registrant's ("Company") 8-K Report dated July 29, 2003, the Company offers its customers and prospects in the health care sector imaging and information management systems which allow them to scan documents and retrieve medical records from anywhere in the world to be viewed and printed anywhere else in the world. The Company is forming a new subsidiary to conduct this business.

On August 27, 2003 the Company signed a non-binding Letter of Intent with Advanced Processing & Imaging, Inc. of Deerfield Beach, Florida ("API"), for its new subsidiary to acquire the assets of API in exchange for common stock of MFC, a portion of which would be issued at the date of any acquisition and the balance issuable depending on earnings over a five year period. API is a privately held company which has developed proprietary software in imaging and information technology and provides customers in the education, public sector and other targeted markets with innovative systems to manage their business.

API represents total revenues of $1,300,000 in calendar year 2002 and prospects for increasing revenue in 2003/4. The Letter of Intent will permit both companies to conduct their respective due diligence reviews to ascertain whether the combination of their operations can provide the additional resources to increase revenue growth. The imaging market is large, growing and not dominated by any vendor.  All office environments use computers and the demand for instant information access (files, personnel records, medical charts, digitized diagnostic data, historical records, audio/video clips and documents of all kinds) is critical for successful operations. The combined Company products can provide remarkably user-friendly management systems that allow their customers to scan and retrieve data via the Internet, safeguarded by a proprietary security system. Unlike most competitors, it requires no reprogramming of existing applications and allows for automatic linkage of images to customers' existing databases.

Although the Company will focus on the health care sector and API on the education and public sectors, the experience and technology are the same to exploit other vertical markets. The education market presents its own opportunity. Of the 67 school districts in Florida, 11 are current customers of API. In addition, 25 educational institutions are presently considering purchases of API's systems and/or services. The Broward County Public School System is an example.  It is one of the largest K-12 school systems in the United States and the second largest in Florida with over 250,000 students in more than 230 schools. The API system is an important part of Broward's support technology.  One of the registrant's interests in API is to ascertain during the due diligence review whether API's education experience can be replicated in other school districts and similar record-keeping environments.

The statements contained herein are based on current expectations, are forward looking in nature and involve a number of risks and uncertainties, including the ability of the Company and API to attain sufficient revenue in their markets to reach profitable operations. Moreover, there is no assurance that the Company and API will be able to reach a formal agreement on specific terms to combine their operations. The contemplated transaction will require the approval of shareholders of API, but not the approval of shareholders of the Company.

Proposed Stock Split

On August 27, 2003, the Board of Directors of the Company declared a 4 for 1 stock split of the common stock to be advisable. The Company is seeking the written consent from a majority of its stockholders. If and when that is obtained, stockholders will receive, without surrender of their existing certificates, a new certificate for three additional shares of common stock for each one share then owned.  No change in the number of authorized shares of common stock or the present par value will be made by the proposed stock split.  A majority of the stockholders must deliver written consents to the Company on or before October 24, 2003 for the stock split to become effective.  The effective date and record date shall be not less then 10 days after a Certificate of Amendment of the Company's Certificate of Incorporation is filed in Delaware.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MFC DEVELOPMENT CORP.

August 28, 2003	/s/ VICTOR BRODSKY
Victor Brodsky Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)